As filed with the Securities and Exchange Commission on June 6, 1996
                                                           Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                          -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          -------------------------

                           AMERICAN TELECASTING, INC.
             (Exact Name of Registrant as Specified in its Charter)



           DELAWARE                                           54-1486988
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)



                       5575 TECH CENTER DRIVE, SUITE 300
                           COLORADO SPRINGS, CO 80919
                    (Address of Principal Executive Offices)



                     1990 STOCK OPTION PROGRAM, AS AMENDED

                            (Full Title of the Plan)



          ROBERT D. HOSTETLER                              Telephone number,
 PRESIDENT AND CHIEF EXECUTIVE OFFICER                     including area code
   5575 TECH CENTER DRIVE, SUITE 300                       of agent for service:
      COLORADO SPRINGS, CO 80919                             (719)  260-5533
(Name and Address of Agent For Service)

================================================================================

                       CALCULATION  OF  REGISTRATION  FEE

                                                                  Proposed       Proposed
     Title of                                                     Maximum         Maximum
    Securities                                   Amount           Offering       Aggregate       Amount of
      to be                                      to be             Price         Offering       Registration
    Registered                                 Registered        Per Share         Price            Fee

- ------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
  $0.01 per share                           400,000 Shares(1)    $14.125(2)     $5,650,000         $1,949

================================================================================


1 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

2 Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act of 1933, based upon the last reported sale price of the Class A Common Stock as reported on Nasdaq on May 31, 1996.

         The contents of the Registration Statement on Form S-8 (Registration No. 33-86010) filed by American Telecasting, Inc. (the "Company") with the Securities and Exchange Commission on November 4, 1994 to register common stock to be issued pursuant to the Company's 1990 Stock Option Program, As Amended (the "Stock Option Plan") are hereby incorporated herein by reference. This Registration Statement is being filed to increase the number of shares registered pursuant to the Stock Option Plan by 400,000 shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on June 5, 1996.

                                     AMERICAN TELECASTING, INC.


                                     By: /s/ ROBERT D. HOSTETLER
                                         -------------------------------
                                           Robert D. Hostetler
                                           President and Chief Executive Officer


         Each person whose signature appears below constitutes and appoints Donald R. DePriest, Robert D. Hostetler and Richard F. Seney and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of American Telecasting, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 5, 1996 in the capacities indicated.

   SIGNATURE                                                        TITLE
   ---------                                                        -----
/s/ DONALD R. DEPRIEST                                    Chairman of the Board and Director
- --------------------------------------
     Donald R. DePriest

/s/ ROBERT D. HOSTETLER                                   President, Chief Executive Officer and Director
- --------------------------------------                    (principal executive officer)
    Robert D. Hostetler


/s/ RICHARD F. SENEY                                      Vice Chairman of the Board, Secretary and Director
- --------------------------------------
    Richard F. Seney


/s/ DAVID K. SENTMAN                                      Senior Vice President, Chief Financial Officer
- --------------------------------------                    and Treasurer (principal financial officer)
     David K. Sentman


/s/ JOHN R. HAGER                                         Controller (principal accounting officer)
- --------------------------------------
     John R. Hager


/s/ WILLIAM J. BLAKE                                      Director
- --------------------------------------
       William J. Blake


/s/ MITCHELL R. HAUSER                                    Director
- --------------------------------------
     Mitchell R. Hauser


/s/ JAMES S. QUARFORTH                                    Director
- --------------------------------------
     James S. Quarforth

/s/ CARL A. ROSBERG                                       Director
- --------------------------------------
     Carl A. Rosberg

                                 EXHIBIT INDEX


Exhibit Number                                         Description
- --------------                                         -----------
5.1                                 Opinion (including consent) of McDermott, Will & Emery as to the legality of the securities being offered.

23.1                                Consent of Independent Auditors.

23.2                                Consent of McDermott, Will & Emery (included  in Exhibit 5.1).

24.1                                Power of Attorney (included on signature page).